UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016
CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Effective August 10, 2016, the Board of Directors (the “Board”) of Calpine Corporation (“Calpine” or the “Company”) approved an increase in the size of the Board from 8 to 9 directors and, upon the recommendation of the Nominating and Governance Committee, elected Laurie Brlas as a member of the Board to serve until the 2017 annual meeting of shareholders and until her successor is duly elected and qualified. Ms. Brlas will serve on the Audit Committee of the Board.
In connection with this election, the Board determined that Ms. Brlas meets the independence requirements of the NYSE listing standards, including the additional requirements applicable to members of the audit committee. The Board has also determined that Ms. Brlas has sufficient knowledge and understanding of the Company’s financial statements to serve on the Audit Committee, is financially literate within the meaning of the NYSE listing standards as interpreted by the Board, and satisfies the definition of “audit committee financial expert” as defined under the federal securities laws.

Ms. Brlas, 58, has served as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation since September 2013. From 2006 through July 2013, she served in various executive-level positions at Cliffs Natural Resources, Inc., the largest producer of iron ore pellets in North America, most recently as Executive Vice President and President of Global Operations. Prior to that Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS plc, a provider of healthcare products, from 2000 through 2006. From 1995 through 2000, Ms. Brlas held various positions with OfficeMax, Inc., most recently as Senior Vice President and Corporate Controller. Ms. Brlas has served on the board of directors at Perrigo Company plc, a leading global healthcare supplier, since August 2003 and was appointed chairman of the board in April 2016. Ms. Brlas also served as a director for Nova Chemicals Corporation from September 2008 to July 2009.

As a non-employee director, Ms. Brlas will receive cash compensation and will be eligible for annual equity awards. In connection with her appointment, Ms. Brlas received (i) a pro rata portion of the annual retainer paid to non-employee directors and (ii) a pro rata portion of the annual equity award of restricted stock units granted to non-employee directors. Further information about non-employee director compensation is included in the Company’s proxy statement filed with the Securities and Exchange Commission on April 1, 2016.

There are no arrangements or understandings between Ms. Brlas and any other person pursuant to which she was elected as a director of the Company, and there is no information required to be disclosed with respect to Ms. Brlas pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: August 12, 2016

3